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                                                                   EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Annual Report (Form 10-K) of Phoenix International Ltd., Inc. and to the incorporation by reference in the Registration Statements (Form S-8 No. 333-19121, Form S-8 No. 333-30797 and Form S-8 No. 333-57559) of our report dated February 7, 2000, except for Note 13 as to which the date is February 15, 2000, included in the 1999 Annual Report to Shareholders of Phoenix International Ltd., Inc.

Our audits also included the financial statement schedule of Phoenix International Ltd., Inc. listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.


                                             /s/ Ernst & Young LLP

Atlanta, Georgia
March 24, 2000